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                                                  Exhibit 24.1




                        POWER OF ATTORNEY


     Each of the undersigned directors of New England Electric System (the Company) individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Jennifer L. Kenney, James P. Meehan, or Robert King Wulff, individually, as attorneys-in-fact to execute on behalf of the undersigned the Company's registration statement on Form S-4 for the issue and sale of up to 1,000,000 common shares of the Company, to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments to such registration statement as may be required by law.


Dated this 24th day of February, 1998.


     s/ Joan T. Bok                s/ George M. Sage
     _________________________     ________________________
     Joan T. Bok                   George M. Sage



                                   s/ Richard P. Sergel
     _________________________     ________________________
     William M. Bulger             Richard P. Sergel



     s/ Alfred D. Houston          s/ Charles E. Soule
     _________________________     ________________________
     Alfred D. Houston             Charles E. Soule


     s/ Paul L. Joskow             s/ Anne Wexler
     _________________________     ________________________
     Paul L. Joskow                Anne Wexler


     s/ John M. Kucharski          s/ James Q. Wilson
     _________________________     ________________________
     John M. Kucharski             James Q. Wilson


     s/ Edward H. Ladd             s/ James R. Winoker
     _________________________     ________________________
     Edward H. Ladd                James R. Winoker


     s/ Joshua A. McClure
     _________________________
     Joshua A. McClure